Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2023, relating to the consolidated financial statements of Atossa Therapeutics, Inc. (the Company) as of December 31, 2022 and for the year then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Seattle, Washington

May 13, 2024